EXHIBIT 1.1

                                                     CW&T DRAFT: 2/12/98

                          MID-AMERICA FINANCE, INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1


                            UNDERWRITING AGREEMENT


                                                March [__], 1998


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

            Mid-America Finance, Inc., a Delaware corporation (the "Depositor"), proposes to sell to Morgan Stanley & Co. Incorporated (the "UNDERWRITER") the Commercial Mortgage Pass-Through Certificates, Series 1998-1 identified in
Schedule I hereto (the "CERTIFICATES") pursuant to this Underwriting Agreement (this "AGREEMENT") among the Depositor and Mid-America Capital Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and the Underwriter. The Certificates will be issued pursuant to an Amended and Restated Agreement of Trust, dated as of March [__], 1998 (the "TRUST AGREEMENT"), between the Depositor and LaSalle National Bank, as trustee thereunder (the "CERTIFICATE TRUSTEE"), and will represent undivided interests in the trust fund (the "TRUST FUND") established by the Depositor pursuant to the Trust Agreement. The assets of the Trust Fund will consist exclusively of the [__]% First Mortgage Bonds, Due 2003 (the "BONDS") of the Partnership, which will be issued pursuant to the terms of a Restated Supplemental Indenture, dated effective as of November 21, 1997 (the "INDENTURE"), between the Partnership and Mid-America Apartments, L.P., a Tennessee limited partnership ("MAALP" and, together with the Partnership, the "ISSUER") and LaSalle National Bank, a national banking association, as trustee thereunder (the "TRUSTEE"). Capitalized terms not otherwise defined herein shall have the meanings set forth in or determined pursuant to the Indenture.

            The Bonds will be secured, as described in the Indenture, by twenty-six apartment communities (the "MORTGAGED PROPERTIES"), each pursuant to a first priority mortgage or deed of trust, security agreement and assignment of leases and rents (a "MORTGAGE"), and by other collateral as described in the Indenture. The Mortgaged Properties were acquired by the Partnership from MAALP pursuant to a Contribution Agreement, dated as of November 21, 1997 (the "CONTRIBUTION AGREEMENT"), between MAALP and the Partnership. The Depositor will use the net proceeds received by it from the sale of the Certificates to purchase the Bonds. The Partnership will use the net proceeds received by it from the issuance and sale of the Bonds to purchase certain First Mortgage Bridge Notes, which were sold to Mortgage Stanley Mortgage Capital Inc. ("MSMC") pursuant to a Note Purchase Agreement, dated November 25, 1997, between the Partnership and MSMC (the "NOTE PURCHASE AGREEMENT").

            The Partnership, the Depositor and the Trust have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (No. 333-42441) on Form S-3 and Form S-11 for the registration of the Certificates and the Bonds under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "1933 ACT"), which registration statement has become effective and copies of which have heretofore been delivered to the Underwriter. Such registration statement, including the exhibits and all other documents filed as part thereof, as amended at the date hereof, each document incorporated therein by reference and the Prospectus (as defined below) is hereinafter called the "REGISTRATION STATEMENT"; the prospectus included in the Registration Statement, at the time the Registration Statement, as amended, became effective, is hereinafter called the "PROSPECTUS".

            SECTION 1. REPRESENTATIONS AND WARRANTIES.

            (a) Each of the Depositor and the Partnership represents and warrants to the Underwriter as of the date hereof and as of the Closing Date (as defined below), as follows:

                        (i) The Registration Statement, as of the effective date
            thereof (the "EFFECTIVE DATE"), and the Prospectus, as of the Effective Date, each complied in all material respects with the applicable requirements of the 1933 Act; and the information in the Registration Statement as of the Effective Date did not, and as of the Closing Date will not, contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the information in the Prospectus as of the Effective Date did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that each of the Depositor, the Partnership and MAALP makes no representations or warranties as to information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information related to the Underwriter furnished in writing to the Depositor or the Partnership by the Underwriter expressly for inclusion in the section captioned "Plan of Distribution" of the Prospectus or any revision or amendment thereof or supplement thereto (the "UNDERWRITER INFORMATION").

                        (ii) No order preventing or suspending the use of any
            Preliminary Prospectus or the Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership, the Depositor, MAALP or MAAC, threatened by the Commission or the state securities or blue sky authority of any jurisdiction, and each Preliminary Prospectus, at the time of filing thereof.

                        (iii) The Registration Statement has been declared
            effective by the Commission under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Partnership, the Depositor, MAALP or MAAC, threatened by the Commission.

                        (iv) Any documents filed with the Commission and
            incorporated by reference in the Prospectus, when such documents became or become effective with or were or are filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and when read together with the other information in the Prospectus, as of the date hereof and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

                        (v) The financial statements (including the related
            notes) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein as of the dates indicated and the results of operations and cash flows for the respective entity or entities presented therein for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The tables setting forth selected financial and operating information for the Mortgaged Properties under the caption "Additional Mortgaged Property Information" in the Prospectus are true and accurate and present fairly the information required to be shown therein. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the caption "Prospectus Summary - Summary Financial and Operating Data" present fairly the information required to be shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or Form S-11 or otherwise to be included in the Registration Statement or the Prospectus. The unaudited pro forma combined financial information (including the related notes and supporting schedules) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and management of the MAALP, the Partnership and the Depositor believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the respective entity or entities presented therein the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

                        (vi) KPMG Peat Marwick LLP, who has examined and
            reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are, and were during the periods covered by their reports included or incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the 1933 Act.

                        (vii) The conditions for the use by the Partnership and
            the Depositor of a registration statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied and the Partnership and the Depositor are entitled to use such form for the transactions contemplated herein.

                        (viii) There has not occurred an event which would
            constitute an Event of Default under the Indenture or an "Event of Default" under the Trust Agreement, or an event which, with giving of notice or the passage of time or both, would become an Event of Default under the Indenture or an "Event of Default" under the Trust Agreement.

                        (ix) The Depositor has been duly organized and is
            validly existing as a corporation in good standing under the laws of its jurisdiction of organization with requisite power and authority to own, lease and operate its properties and the properties it proposes to own, lease or operate and to conduct its business as now conducted by it, and to enter into and perform its obligations under this Agreement and the Trust Agreement. Each of the Partnership and MAALP has been duly organized and is validly existing as a partnership in good standing under the laws of its jurisdiction of organization with requisite power and authority to own, lease and operate its properties and the properties it proposes to own, lease or operate and to conduct its business as now conducted by it, and to enter into and perform its obligations under this Agreement, the Indenture, the Cash Collateral Agreement, each Mortgage, and the Contribution Agreement. MAACP, Inc., the general partner of the Partnership (the "GENERAL PARTNER"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite power and authority to own, lease and operate its properties and the properties it proposes to own, lease or operate and to conduct its business as now conducted by it. Mid-America Apartment Communities, Inc. ("MAAC") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization with requisite power and authority to own, lease and operate its properties and the properties it proposes to own, lease or operate and to conduct its business as now conducted by it.

                        (x) Each of the Depositor, the Partnership, the General
            Partner, MAALP and MAAC has been duly qualified to transact business and is in good standing as a foreign corporation or partnership, as applicable, in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted or proposed to be conducted requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, operations, results of operations, prospects, liabilities, properties or assets of the Depositor, the Partnership, the General Partner, MAALP or MAAC or any of their respective Subsidiaries or any Mortgaged Property or the ability of any of them to perform its obligations, if any, under the Certificates or the Bonds (a "MATERIAL ADVERSE EFFECT").

                        (xi) Neither the Partnership nor MAALP is in violation
            of its certificate of limited partnership or limited partnership agreement, and neither of them is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (A) any law or statute applicable to it, or (B) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties. None of the Depositor, the General Partner or MAAC is in violation of its charter or by-laws, or in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, or otherwise in default under, (A) any law or statute applicable to it, or (B) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties. The Depositor is not a party to or bound by any agreement or undertaking, written or oral, other than, and has not incurred any obligations or liabilities except for those in connection with, this Agreement and the Trust Agreement and agreements and undertakings specifically required or contemplated by such documents (collectively, the "DEPOSITOR DOCUMENTS"). The Depositor has the full corporate right, power and authority to enter into and perform its obligations under this Agreement and each Depositor Document, and the execution, delivery and performance of each Depositor Document and the consummation of the transactions contemplated herein and therein and compliance by the Depositor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action. The Partnership is not a party to or bound by any agreement or undertaking, written or oral, other than, and has not incurred any obligations or liabilities except for those in connection with, this Agreement, the Indenture, the Cash Collateral Agreement, each Mortgage, the Contribution Agreement, the Note Purchase Agreement and agreements and undertakings specifically required or contemplated by such documents (collectively, the "PARTNERSHIP DOCUMENTS"). The Partnership and MAALP each have the full partnership right, power and authority to enter into and perform their respective obligations under this Agreement and each Partnership Document to which they are, respectively, a party, and the execution, delivery and performance of each Partnership Document and the consummation of the transactions contemplated herein and therein and compliance by each of the Partnership and MAALP with its obligations hereunder and thereunder have been duly authorized by all necessary partnership action.

                        (xii) The Certificates have been duly authorized for
            issuance and sale pursuant to this Agreement and the Trust Agreement. When issued, authenticated and delivered pursuant to the provisions of this Agreement and the Trust Agreement against payment of the consideration therefor in accordance with this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the Trust Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether enforcement is sought in a proceeding in equity or at law. The Certificates and the Trust Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.

                        (xiii) The Bonds have been duly authorized for issuance
            and sale pursuant to this Agreement and the Indenture. When issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Bonds will be duly and validly issued and outstanding and entitled to the benefits provided by the Indenture, the Cash Collateral Agreement and each Mortgage and other Security Document, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether enforcement is sought in a proceeding in equity or at law. The Bonds and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

                        (xiv) No authorization, approval, license, consent or
            other permit of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates hereunder or the Bonds or the consummation of the transactions contemplated hereby and by the Trust Agreement, the Indenture, the Cash Collateral Agreement and each Mortgage, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriter. The Depositor, the Partnership, MAALP, the General Partner and MAAC have all authorizations, approvals, licenses, consents and other permits of all governmental or regulatory agencies, whether domestic, federal, state or local, the absence of which could materially impair the business and operations of the Depositor, the Partnership, the General Partner or MAALP as it is presently being conducted or as contemplated, or would have or could reasonably be expected to have a material adverse effect on the Depositor, the Partnership, the General Partner or MAALP.

                        (xv) This Agreement has been, and as of the Closing Date
            the Trust Agreement, the Depositor Documents, the Indenture and the Partnership Documents will be, duly authorized, executed and delivered by the Depositor or the Issuer, as the case may be. This Agreement constitutes, and as of the Closing Date the Depositor Documents and the Partnership Documents will each constitute, a legal, valid and binding agreement enforceable against the Depositor or the Partnership and MAALP, as the case may be, in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

                        (xvi) At the time of the execution and delivery of the
            Indenture, the Partnership (A) had all right, title and interest in and to the Mortgaged Properties free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "LIENS") granted by or imposed upon the Partnership except for the Lien of the Indenture, (B) had conveyed to the trustee under each Mortgage which is a deed of trust good title to the Mortgaged Property being transferred to such trustee in trust pursuant to such Mortgage, (C) had granted to the Trustee as mortgagee a valid and enforceable first priority mortgage and security interest in each Mortgaged Property subject to a Mortgage which is not a deed of trust, (D) had not assigned to any other Person any of its right, title or interest in the Mortgaged Properties, the Trust Estate, the Indenture or the Bonds, and (E) had the power and authority to transfer such Mortgaged Properties to the trustee under each Mortgage which is a deed of trust, to mortgage and pledge the Trust Estate to the Trustee pursuant to and under the Indenture and to sell the Bonds to the Depositor. Upon execution and delivery of each Mortgage which is a deed of trust by the Partnership, the trustee thereunder acquired ownership in trust of all of the Partnership's right, title and interest in and to the Mortgaged Properties except to the extent disclosed in the Prospectus, and upon delivery to the Depositor of the Bonds pursuant hereto, the Depositor will have good title to the Bonds, in each case free of Liens. Each of the representations and warranties contained in the Mortgages is, and as of the Closing Date will be, true and correct.

                        (xvii) Neither this Agreement nor any certificate,
            report or other statement delivered to the Underwriter by or on behalf of the Depositor, the Partnership, MAALP or MAAC in connection with the negotiation of this Agreement or the transactions contemplated hereby or the sale of the Certificates, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Depositor, the Partnership, MAALP or MAAC that has not been disclosed to the Underwriter in writing that adversely affects or could adversely affect the ability of the Depositor, the Partnership, MAALP or MAAC to perform its obligations under this Agreement, the Trust Agreement, the Certificates, the Indenture or the Bonds or which could reasonably be expected to (A) cause an investor not to purchase the Certificates or (B) cause the Certificates not to be assigned BBB and Baa2 ratings (the "REQUIRED RATINGS") from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. (together, the "RATING AGENCIES"), respectively.

                        (xviii) MAAC owns 100% of the capital stock of each of
            the Depositor and the General Partner. MAAC owns an approximate 84.6% interest in MAALP and is the sole general partner of MAALP. MAALP owns the 99% limited partnership interest in the Partnership; and the General Partner owns the 1% general partnership interest in the Partnership.

                        (xix) Neither the Depositor, the Partnership nor MAALP
            is subject to registration or regulation or is controlled by any Person subject to registration or regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any other federal or state statute or regulation limiting its ability to incur debt or to create liens on any of its properties or assets to secure debt or making its contracts void or voidable.

                        (xx) The consideration received by the Depositor upon
            the sale of the Certificates to the Underwriter will constitute reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriter. The Depositor is not selling the Certificates or causing the Certificates to be sold to the Underwriter with any intent to hinder, delay or defraud any of the creditors of the Depositor or any of its Affiliates. The consideration received by the Partnership upon the sale of the Bonds to the Depositor will constitute reasonably equivalent value and fair consideration for the Bonds. Each of the Partnership and MAALP will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Bonds to the Depositor. Neither the Partnership nor MAALP is selling the Bonds or causing the Bonds to be sold to the Depositor with any intent to hinder, delay or defraud any of the creditors of the Partnership, MAALP or any of their Affiliates.

                        (xxi) At the Closing Date, the Certificates shall have
            attained the Required Ratings from the Rating Agencies.

                        (xxii) Any taxes, fees and other governmental charges in
            connection with the execution, delivery and issuance of this Agreement, the Trust Agreement, the Indenture, the Certificates and the Bonds payable by the Depositor, the Partnership or MAALP (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

                        (xxiii) Each of the Depositor, the Partnership, MAALP,
            MAAC and any entity which together with the Depositor, the Partnership, MAALP or MAAC would be deemed to be a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"), with respect to each employee benefit plan thereof and is in compliance in all material respects with the provisions of all applicable laws, including without limitation ERISA and the Code, with respect to such plans. The execution and delivery by MAALP, MAAC, the Depositor and the Partnership of this Agreement and the sale and delivery of the Certificates will not involve any prohibited transaction within the meaning of ERISA or any transaction subject to the prohibitions of Section 406 of ERISA or under the Code.

                        (xxiv) No patents, trademarks, service marks, trade
            names or copyrights, or any licenses of any of the foregoing, are necessary for the operation of the business of the Depositor, the Partnership, MAALP or MAAC as presently conducted or as contemplated. No product, service, process or method presently contemplated to be sold by or employed by the Depositor, the Partnership, MAALP or MAAC in connection with its business infringes any patent, trademark, service mark, trade name or copyright, or any license of any of the foregoing, owned by any other Person.

                        (xxv) Neither the Depositor, the Partnership, MAALP nor
            MAAC owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds from the sale of the Certificates or the Bonds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T or U.

            Neither the Depositor, the Partnership, MAALP, MAAC nor any agent acting on behalf of any of them has taken or will take any action which might cause this Agreement, the Certificates or the Bonds to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                        (xxvi) Since September 30, 1997, there has been no
            material adverse change in the condition (financial or otherwise), business, operations, results of operations, prospects, liabilities, properties or assets of the Depositor, the Partnership, MAALP or MAAC (a "MATERIAL ADVERSE CHANGE"), and no event which would have or could reasonably be expected to have a Material Adverse Effect.

                        (xxvii) There are no legal proceedings to which the
            Depositor or the Partnership is a party or to which any property of the Depositor or the Partnership is or may be subject. There are no legal proceedings to which MAALP or MAAC is a party or to which any property of MAALP or MAAC is or may be subject which would have or could reasonably be expected to have a Material Adverse Effect.

                        (xxviii) No relationship, direct or indirect, exists
            between or among the Depositor, the Partnership, MAALP or MAAC or any of their respective Subsidiaries on the one hand, and the directors, trustees, officers, shareholders, customers or suppliers of the Depositor, the Partnership, MAALP or MAAC or any of their respective Subsidiaries on the other hand, which is required by the 1933 Act to be described in the Registration Statement or the Prospectus which is not so described.

                        (xxix) None of MAAC, MAALP, the Partnership or the
            Depositor has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

                        (xxx) Neither MAAC, MAALP, the Partnership, the
            Depositor nor any of their respective Subsidiaries, is, or solely as a result of the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Certificates, will become, or will conduct their respective businesses in a manner in which any such entity would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT") or is or will be required to be registered under the 1940 Act.

                        (xxxi) The statements set forth in the Prospectus under
            the caption "Certain Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

            Any certificate signed by any officer of the Depositor or the General Partners on behalf of the Depositor or the Partnership and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by such entity to the Underwriter as to the matters covered thereby.
(b) The Underwriter represents and warrants to the Depositor and the Issuer that, as of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder.

            SECTION 2. PURCHASE AND SALE.

            Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Depositor shall sell to the Underwriter, and the Underwriter shall purchase from the Depositor, at the related purchase price set forth on Schedule I hereto, Certificates having an aggregate principal amount as set forth on Schedule I hereto.

            SECTION 3. DELIVERY AND PAYMENT.

            Payment of the aggregate purchase price for, and delivery of, the Certificates shall be made at 10:00 a.m. New York City time on March [__], 1998, which date and time may be postponed by agreement between the Underwriter and the Depositor (such time and date of payment and delivery, the "CLOSING DATE"). Payment shall be made to or at the direction of the Depositor in immediately available Federal funds wired in accordance with the instructions attached hereto as Schedule II, against delivery of the Certificates. Delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"). The Certificates will be represented by one or more definitive global certificates to be deposited by or on behalf of the Certificate Trustee with DTC or its designated custodian. The Certificates will be made available for examination by the Underwriter not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date. The closing of the transactions contemplated hereby shall be made at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038-4892, or at such other place as shall be agreed upon by the Underwriter and the Depositor.

            SECTION 4. OFFERING BY UNDERWRITER.

            (a) The Underwriter shall provide the Underwriter Information to the Depositor and the Partnership expressly for use in the Prospectus.

            (b) It is understood that the Underwriter proposes to offer the Certificates for sale as set forth in the Prospectus. It is further understood that the Depositor and the Partnership, in reliance upon Policy Statement 105, have not filed and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates. The Underwriter therefore agrees that sales of the Certificates made by the Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

            SECTION 5. COVENANTS OF THE ISSUER.

            The Depositor and the Issuer covenant with the Underwriter as follows:

            (a) The Depositor and the Partnership will give the Underwriter notice of their intention to file or prepare (i) any amendment to the Registration Statement at any time prior to the Closing Date or (ii) any amendment or supplement to the Prospectus (including any revised prospectus that the Depositor and the Partnership propose for use by the Underwriter in connection with the offering of the Certificates and that differs from the prospectus on file at the Commission at the time the Registration Statement became effective) at any time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, and the Depositor and the Partnership will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter shall object.

            (b) The Depositor and the Partnership will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            (c) The Depositor and the Partnership will deliver to the Underwriter an executed copy of the Registration Statement as originally filed and of each amendment thereto prior to the date hereof (including exhibits filed therewith or incorporated by reference therein).

            (d) The Depositor and the Partnership will furnish to the Underwriter, from time to time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder.

            (e) If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates and the Bonds is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Depositor and the Partnership shall forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the

Depositor and the Partnership will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

            (f) The Depositor and the Partnership will endeavor to arrange for the qualification of the Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; PROVIDED, HOWEVER, that neither the Depositor nor the Partnership shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

            (g) The Depositor will use the net proceeds received by it from the sale of the Certificates to purchase the Bonds, and the Partnership will use the proceeds received by it from the sale of the Bonds to pay all outstanding First Mortgage Notes, in each case in the manner specified in the Prospectus under "Use of Proceeds".

            (h) Regardless of whether the transactions contemplated by this Agreement are consummated, the Depositor, the Partnership or MAALP will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor or the Issuer under this Agreement and all other expenses pursuant to the terms of that certain commitment letter dated October 29, 1997 from Morgan Stanley & Co. Incorporated to MAALP (the "COMMITMENT LETTER"). As provided in the Commitment Letter, the Partnership shall be responsible for the payment of all costs and expenses incurred by the Underwriter, including, without limitation, (i) the fees and disbursements of counsel of the Underwriter, (ii) any Rating Agency fees, (iii) any out-of-pocket expenses of the Underwriter and (iv) any additional costs arising out of any materials prepared and/or distributed by the Underwriter, in connection with the purchase and sale of the Certificates and the Bonds.

            (i) If, during the period after the Closing Date in which a prospectus relating to the Certificates and the Bonds is required to be delivered under the 1933 Act, the Depositor or the Partnership receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Depositor or the Partnership will immediately advise the Underwriter of the issuance of such stop order.

            (j) MAAC will file with the Commission within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the Certificates, the Bonds and the Mortgaged Properties to the extent that such information is not set forth in the Prospectus.

            (k) The Depositor and the Partnership will (i) deliver with reasonable promptness such financial and/or operating data as the Underwriter may reasonably request, (ii) permit any Person representing the Underwriter to visit and inspect any of the property of the Partnership, to examine the corporate, partnership, financial and operating records of the Depositor and the Partnership and make notes and copies thereof and (iii) discuss the affairs, finances and accounts of the Depositor and the Partnership with the officers and independent accountants of the Depositor and the Partnership, all at such reasonable times and as often as Underwriter may reasonably request.

            (l) Each of the Depositor, the Partnership, MAAC and MAALP shall otherwise use its best efforts to effectuate the issuance, sale to the Underwriter and public offering of the Certificates.

            It is acknowledged and agreed that, in connection with the provisions of this Agreement relating to the issuance, sale to the Underwriter and public offering of the Certificates, the Underwriter has entered no greater or other agreement, and is subject to no greater or other obligation, than is set forth in the Commitment Letter.

            SECTION 6. CONDITIONS OF UNDERWRITER'S OBLIGATIONS.

            The Underwriter's obligation to purchase the Certificates allocated to it as set forth on Schedule I hereto shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Depositor and the Issuer contained herein as of the date hereof and as of the Closing Date, to the performance by the Depositor and the Issuer in all material respects of their obligations hereunder and to the following further conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor's or the Partnership's knowledge, threatened by the Commission.

            (b) On the Closing Date, the Underwriter shall have received:

                        (i) An opinion, dated the Closing Date, of counsel to
            the Issuer, in form and substance reasonably acceptable to the Underwriter and its counsel, that (A) the assets and liabilities of neither the Partnership nor the General Partner would be substantively consolidated in any bankruptcy of MAAC, MAALP or any other person in which MAAC or MAALP, directly or indirectly, holds an equity interest, and (B) that, in the event of the bankruptcy of MAALP, the Mortgaged Properties would not be property of the bankruptcy estate of MAALP and the automatic stay arising upon the commencement of a bankruptcy case involving MAALP would not be applicable to payments on the Certificates or the Bonds;

                        (ii) An opinion, dated the Closing Date, of counsel to
            the Issuer, in form and substance reasonably acceptable to the Underwriter and its counsel, that, in the event of the bankruptcy of the Partnership, the Bonds would not be property of the bankruptcy estate of MAALP and the automatic stay arising upon the commencement of a bankruptcy case involving the Partnership would not be applicable to payments on the Certificates or the Bonds;

                        (iii) An opinion, dated the Closing Date, of counsel to
            the Issuer that the assets and liabilities of the Depositor would not be substantively consolidated in any bankruptcy of MAAC, MAALP or any other person in which MAAC or MAALP, directly or indirectly, holds an equity interest, in form and substance reasonably acceptable to the Underwriter and its counsel;

                        (iv) An opinion, dated the Closing Date, of counsel to
            the Issuer, in form and substance reasonably acceptable to the Underwriter and its counsel, that, in the event of the bankruptcy of the Depositor, the Bonds would not be property of the bankruptcy estate of the Depositor and that the automatic stay arising upon the commencement of a bankruptcy case involving the Depositor would not be applicable to payments on the Certificates or the Bonds;

                        (v) One or more other opinions, dated the Closing Date,
            of counsel to the Issuer, covering such matters as the Underwriter shall reasonably request, in form and substance reasonably acceptable to the Underwriter; and

                        (vi) Such other documents, instruments and certificates
            as the Underwriter and its counsel may require.

            (c) Each of the Partnership and MAALP shall have delivered to the Underwriter an Officers' Certificate, dated the Closing Date, to the effect that each signer of such Certificate has examined this Agreement, the Trust Agreement, the Indenture, the Prospectus, the other Depositor Documents, the other Partnership Documents and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                        (i) the representations and warranties of each of the
            Depositor, the Partnership and MAALP in this Agreement, the Trust Agreement, the Indenture, the other Depositor Documents and the other Partnership Documents are true and correct;

                        (ii) each of the Depositor, the Partnership and MAALP
            has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Trust Agreement and the Indenture at or prior to the Closing Date;

                        (iii) since September 30, 1997, there has been no
            Material Adverse Change; and

                        (iv) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (d) The Underwriter shall have received, with respect to each of the Certificate Trustee and the Trustee, an opinion of counsel, dated the Closing Date, in form and substance reasonably acceptable to the Underwriter, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Trust Agreement or the Indenture, as the case may be, by such party and the enforceability of the Trust Agreement or the Indenture, as the case may be, against such party except as enforceability may be limited by (1) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, and (2) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to this Agreement, the Trust Agreement and the Indenture and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware (if relevant), the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

            (e) Since September 30, 1997, there shall not have occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change or any material impairment in or affecting the business, operations, properties, assets, prospects or condition (financial, physical or otherwise) of the Depositor, the Partnership, MAALP or any of their respective Affiliates, the Mortgaged Properties or the Underwriter's interests therein, which the Underwriter concludes, in the reasonable judgment of the Underwriter, impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates.

            (f) The Certificates shall have been assigned ratings no less than the Required Ratings and such ratings shall not have been rescinded, downgraded, requalified or withdrawn.

            (g) The offering, issuance and sale of the Certificates under this Agreement shall be in compliance with all applicable requirements of federal and state securities laws on the Closing Date.

            (h) As of the Closing Date, the issuance and sale of the Certificates by the Depositor and the purchase of and payment for the Certificates to be purchased hereunder by the Underwriter shall (i) not be prohibited by any applicable law or governmental rule or regulation (including, without limitation, Section 5 of the 1933 Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), (ii) not subject the Underwriter to any tax, penalty, liability or other onerous condition under or pursuant to any applicable or proposed law or governmental rule or regulation, and (iii) be a legal investment for the Underwriter under all laws and governmental rules and regulations applicable to the Underwriter (including those relating to eligible investments without giving effect to any "basket" provisions thereof), and the Underwriter shall have received such evidence as it may request to establish compliance with the condition set forth in this Section 6(h).

            (i) On or after the date hereof, no legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered that, in the reasonable judgment of the Underwriter, would materially and adversely affect the Certificates as an investment. As of the Closing Date, there shall be no action, suit, investigation or proceeding pending, or, to the best of the Underwriter's, the Depositor's and the Partnership's knowledge, threatened, against or affecting the Underwriter, the Depositor or the Partnership, any of their respective properties or rights, or any of their respective Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin or prevent the consummation of, or otherwise affect, the transactions contemplated hereby, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions and, to the best of the Depositor's, the Underwriter's and the Partnership's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

            (j) The Depositor, the Partnership and MAALP shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates, if any, by or of all federal, state and local governmental authorities necessary for the issuance and sale of the Certificates on the Closing Date, all of which shall be in full force and effect on the Closing Date, and shall have delivered to the Underwriter certified copies thereof.

            (k) All corporate and partnership proceedings taken by all Persons other than the Underwriter in connection with the transactions contemplated hereby shall have been consummated (or shall be consummated simultaneously with the issuance of the Certificates), and all documents and agreements incidental thereto shall be reasonably satisfactory in form and substance to the Underwriter and its counsel, and the Underwriter and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            (l) The Partnership shall have paid to counsel of the Underwriter an amount equal to the fees and expenses of such counsel in connection herewith to the extent billed by the Closing Date, and any other fees and expenses incurred by the Underwriter, to and including the Closing Date, in connection with the transactions contemplated hereby as provided in the Commitment Letter.

            SECTION 7. INDEMNIFICATION.

            (a) Each of the Depositor and the Partnership shall indemnify and hold harmless the Underwriter, its directors and officers and each Person, if any, who controls the Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, from and against any and all expenses, losses, claims, damages and other liabilities (including without limitation the reasonable costs of investigation and legal defense) (the "LIABILITIES") caused by (i) the failure of any of the representations and warranties contained in Section 1 to have been true and correct as of the date hereof or as of the Closing

Date or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that, insofar as the Liabilities described in clause (ii) above are caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any information in the Prospectus as to which the Underwriter has agreed to indemnify the Partnership pursuant to Section 7(b), the Partnership shall have no obligation to so indemnify and hold harmless. The Depositor and the Partnership shall make indemnification payments pursuant to this Section 7(a) on a current basis, as Liabilities are incurred or due to be paid by the indemnified party.

            (b) The Underwriter shall indemnify and hold harmless the Depositor and the Partnership, its directors and each person, if any, who controls the Depositor or the Partnership within the meaning of either Section 15 or Section 20 of the 1933 Act or Section 20 of the Exchange Act against any and all Liabilities described in Section 7(a)(ii) above as incurred, but only with respect to untrue statements or omissions to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in the Underwriter Information.

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this Agreement. If any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action. To the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, the indemnifying party may elect to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

            (d) If the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable to an indemnified party under subsection (a) or (b) on grounds of public policy or otherwise, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and the Partnership on the one hand and the Underwriter on the other from the offer and sale of the Certificates pursuant hereto or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor or the Partnership on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or other liabilities, as well as any other relevant equitable considerations. The relative fault of the Depositor or the Partnership on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Partnership or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The parties hereto agree that it would not be just and equitable if contribution were determined by PRO RATA allocation or by any other method of allocation that does not take account of the considerations referred to in
Section 7(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this
Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates were purchased by the Underwriter exceeds the total price at which the Certificates were distributed to the public by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this

Agreement, any investigation made by the Depositor, the Partnership, the Underwriter, any of their respective directors or officers, or any person controlling the Depositor, the Partnership or the Underwriter and (ii) acceptance of and payment for any of the Certificates.

            SECTION 8. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

            All representations and warranties of the Depositor and the Partnership contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person in respect of the Underwriter, and shall survive delivery of the Certificates to the Underwriter.

            SECTION 9. TERMINATION OF AGREEMENT.

            (a) The Underwriter may terminate its obligations under this Agreement, by notice to the Partnership, at any time at or prior to the Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor, the Partnership, MAALP or MAAC to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor, the Partnership, MAALP or MAAC shall be unable to perform its respective obligations under this Agreement.

            (b) The Underwriter may terminate its obligations under this Agreement in the absolute discretion of the Underwriter, by notice given to the Partnership, if (A) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or State of New York authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and
(B) in the case of any of the events specified in clauses (A)(i) through (iii) above, such event singly or together with any other such event, would make it, in the judgment of the Underwriter, impracticable to market the Certificates.

            (c) If the Underwriter terminates its obligations under this Agreement in accordance with Section 9(a), the Partnership and the Depositor shall reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

            SECTION 10. NOTICES.

            All notices and other communications hereunder shall be in writing and shall be deemed duly given if sent by facsimile or delivered by courier, in either case with appropriate confirmation of receipt. Notices to the Underwriter shall be directed to Morgan Stanley & Co.

Incorporated, 1585 Broadway, New York, New York 10036, Attention: [_________]; to the Depositor shall be directed to Mid-America Finance, Inc., 6584 Poplar Avenue, Suite 340, Memphis, Tennessee 38138, Attention: Simon R.C. Wadsworth; to the Partnership shall be directed to Mid-America Capital Partners, L.P., 6584 Poplar Avenue, Suite 340, Memphis, Tennessee 38138, Attention: Simon R.C. Wadsworth; to MAALP shall be directed to Mid-America Apartments, L.P., 6584 Poplar Avenue, Suite 340, Memphis, Tennessee 38138, Attention: Simon R.C. Wadsworth; to MAAC shall be directed to Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 340, Memphis, Tennessee 38138, Attention: Simon R.C. Wadsworth; and as to any party, to such other address as may hereafter be furnished by such party to the others in writing in accordance with this Section.

            SECTION 11. PARTIES.

            This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Depositor and the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Underwriter, the Depositor and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Depositor and the Partnership and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other Person or entity. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 12. GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

            SECTION 13. JUDICIAL PROCEEDINGS.

            (a) The Depositor, the Partnership, MAALP and MAAC each hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Certificates, the Bonds, the other Depositor Documents, the other Partnership Documents or the transactions contemplated hereby or thereby. To the fullest extent they may effectively do so under applicable law, each of the Depositor, the Partnership, MAALP and MAAC irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) The Depositor, the Partnership, MAALP and MAAC each agree, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 13(a) brought in any such court shall be conclusive and binding upon the Depositor, the Partnership, MAALP or MAAC, as applicable, subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York or of Tennessee (or any other courts to the jurisdiction of which the Depositor, the Partnership, MAALP or MAAC is or may be subject) by a suit upon such judgment.

            (c) The Depositor, the Partnership, MAALP and MAAC each hereby designates and appoints CT Corporation System as its agent to receive on its behalf service of all process in any action, suit or proceeding of the nature referred to in Section 11(a) in New York, such service being hereby acknowledged by the Depositor, the Partnership, MAALP and MAAC to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Depositor, the Partnership, MAALP or MAAC at its address specified in or designated pursuant to Section 10, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Depositor, the Partnership, MAALP or MAAC refuses to accept service, the Depositor, the Partnership, MAALP and MAAC each hereby agrees that service upon it by mail shall constitute sufficient notice. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service. The Depositor, the Partnership, MAALP and MAAC each also irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Depositor, the Partnership, MAALP or MAAC, as applicable, at its address specified in or designated pursuant to Section 10.

            (d) THE DEPOSITOR, THE PARTNERSHIP, MAALP AND MAAC EACH HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER OR OUT OF THIS AGREEMENT, THE CERTIFICATES, THE BONDS, ANY OF THE OTHER DEPOSITOR DOCUMENTS, ANY OF THE OTHER PARTNERSHIP DOCUMENTS OR ANY ISSUES RELATING HERETO, THERETO OR TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Depositor, the Partnership, MAALP, MAAC and the Underwriter acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into or accepting the benefits of this Agreement and that each will continue to rely on the waiver in their related future dealings. The Depositor, the Partnership, MAALP and MAAC each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR

AGREEMENTS RELATING TO THIS AGREEMENT, THE CERTIFICATES, THE BONDS, ANY OF THE OTHER DEPOSITOR DOCUMENTS OR ANY OF THE OTHER PARTNERSHIP DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            (e) Nothing in this Section 13 shall affect the right of the Underwriter to serve process in any manner permitted by law, or limit any right that the Underwriter may have to bring proceedings against the Depositor, the Partnership, MAALP or MAAC in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

            (f) To the fullest extent permitted by applicable law, the Depositor, the Partnership, MAALP and MAAC each agrees that no claim may be made or enforced by the Depositor, the Partnership, MAALP, MAAC or any other Person against the Underwriter or any of its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Certificates, the Bonds, any of the other Depositor Documents or any of the other Partnership Documents, or any act, omission or event occurring in connection herewith or therewith; and the Depositor, the Partnership, MAALP and MAAC (on behalf of themselves and their Affiliates) hereby waive, release and agree, to the fullest extent permitted by applicable law, not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favor.

            SECTION 14. MISCELLANEOUS.

            This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof; PROVIDED, HOWEVER, that this Agreement does not supersede the terms of the Commitment Letter and the terms hereof are supplementary to the terms of the Commitment Letter, except to the extent the terms of the Commitment Letter are inconsistent with the terms of this Agreement, in which case this Agreement shall supersede the terms of the Commitment Letter to the extent of such inconsistency. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and which taken together shall constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Depositor and the Partnership.

                                   Very truly yours,

                                    MID-AMERICA FINANCE, INC.

                                    By:
                                    Name:
                                    Title:


                                    MID-AMERICA CAPITAL PARTNERS, L.P.

                                    By: MAACP, Inc.,
                                    its general partner

                                       By_____________________________
                                              Name:  Simon R.C. Wadsworth
                                              Title: President


CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

            Each of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. joins in this Agreement for the sole purpose of (i) joining with the Depositor and the Partnership in the provisions of Section 13 of this Agreement and (ii) guaranteeing the indemnity obligations of the Depositor and the Partnership pursuant to Section 7 of this Agreement, PROVIDED, HOWEVER, that the guarantee of MAALP and MAAC described in this paragraph (x) expressly excludes any obligations arising under Section 7 hereof with respect to the covenants of the Depositor and the Partnership pursuant to Section 5 of this Agreement and (y) is not, and the parties hereto acknowledge and agree is not intended to be, a guarantee by MAALP or MAAC or any other entity of the obligations of payment and performance of the Partnership under the Bonds.

                                    MID-AMERICA APARTMENT COMMUNITIES, INC.

                                    By:____________________________________
                                         Name: Simon R.C. Wadsworth
                                         Title:        Chief Financial Officer


                                    MID-AMERICA APARTMENTS, L.P.

                                    By:  Mid-America Apartment Communities,
                                         Inc., its general partner

                                    By:______________________________________
                                         Name: Simon R.C. Wadsworth
                                         Title:        Chief Financial Officer

                                   SCHEDULE I

CERTIFICATES:

Mid-America Mortgage Trust, 1998-1
Commercial Mortgage Pass-Through Certificates, Series 1998-1



 Aggregate Principal        Pass-Through     Purchase               Ratings
        Amount                  Rate           Price             (S&P/Moody's)

     $142,000,000             [____]%                               BBB/Baa2